FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2007

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

        Delaware                                           1-9566                                                      95-4087449
              (State of Incorporation)                (Commission File No.)                   (IRS Employer Identification No.)

401 Wilshire Boulevard, Santa Monica, California                 90401-1490
        (Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:       (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended October 31, 2007 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

   (d)   Exhibits

           99.1           Monthly Financial Data as of and for the period ended October 31, 2007 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: November 16, 2007                                                                                                                        By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit                                                                                                                                                                 Page

  99.1           Monthly Financial Data as of and for the period ended October 31, 2007                                 4-5

                                                                                                                            EXHIBIT 99.1

	First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended October 31, 2007	As of, for the month ended September 30, 2007	As of, for the month ended October 31, 2006	As of, for the 10 months ended October 31, 2007	As of, for the 10 months ended October 31, 2006

Cash and investment securities	$366,424	$441,908	$341,959	$366,424	$341,959
Total mortgage-backed securities	$47,249	$47,923	$60,627	$47,249	$60,627
Total assets	$7,302,090	$7,368,096	$9,659,556	$7,302,090	$9,659,556

LOANS:
Total loans	$6,631,727	$6,632,610	$9,005,468	$6,631,727	$9,005,468

Loans funded:
Single-family loans	$63,102	$77,558	$120,971	$581,129	$1,727,437
Multi-family loans	73,003	36,744	19,713	230,995	213,298
Commercial & industrial real estate loans	1,910	-	-	15,365	11,057
Other loans	5,722	162	1,625	19,078	30,733
Total loans funded:	$143,737	$114,464	$142,309	$846,567	$1,982,525
Loans originated for third parties:	10,979	2,551	3,540	109,073	54,556
Total loans originated:	$154,716	$117,015	$145,849	$955,640	$2,037,081

Percentage of ARMs originated:	55%	69%	71%	53%	92%

Loan repayments:
Single-family loans	$75,829	$78,240	$220,180	$1,735,549	$1,929,741
Multi-family & commercial real estate loans	51,509	47,157	23,276	461,255	296,271
Other loans	2,672	1,781	1,874	41,108	36,599
	$130,010	$127,178	$245,330	$2,237,912	$2,262,611

Loans sold	$619	$5,761	$46,463	$417,191	$366,236
Percentage of portfolio in adjustable rate loans	92.96%	94.45%	97.00%	92.96%	97.00%
Non-performing assets to total assets ratio	1.81%	1.40%	0.18%	1.81%	0.18%

BORROWINGS:
Federal Home Loan Bank advances	$1,832,000	$1,501,000	$1,833,000	$1,832,000	$1,833,000
Reverse repurchase agreements	$220,000	$520,000	$980,000	$220,000	$980,000

DEPOSITS:
Retail deposits	$3,078,027	$3,101,323	$2,776,501	$3,078,027	$2,776,501
Wholesale deposits	1,303,937	1,377,410	3,169,279	1,303,937	3,169,279
	$4,381,964	$4,478,733	$5,945,780	$4,381,964	$5,945,780
Net increase (decrease)	$(96,769)	$(22,264)	$(55,666)	$(1,520,155)	$1,560,726

AVERAGE INTEREST RATES (CONSOLIDATED):
	As of, for the month ended October 31, 2007	As of, for the month ended September 30, 2007	As of, for the month ended October 31, 2006	As of, for the 10 months ended October 31, 2007	As of, for the 10 months ended October 31, 2006
Yield on loans	7.70%	7.86%	7.62%	7.95%	7.11%
Yield on investments	5.48%	5.52%	5.62%	5.49%	5.07%
Yield on earning assets	7.54%	7.70%	7.51%	7.80%	6.99%
Cost of deposits	4.31%	4.32%	4.49%	4.41%	3.97%
Cost of borrowings	5.31%	5.40%	5.33%	5.37%	4.80%
Cost of money	4.63%	4.67%	4.77%	4.71%	4.33%
Earnings spread	2.91%	3.03%	2.74%	3.09%	2.66%
Effective net spread	3.26%	3.40%	3.06%	3.49%	2.91%